                                 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                             (Amendment No.     )

[X]      Filed by Registrant

[  ]     Filed by a Party other than the Registrant

Check the appropriate box:

[X]      Preliminary Proxy Statement

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          COMPUTER MARKETPLACE, INC.
               (Name of Registrant As Specified in its Charter)

              NANCY KILEY, SECRETARY, COMPUTER MARKETPLACE, INC.
                (Name of Person(s) Filing the Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).

[  ]     $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

1)       Title of each class of securities to which transaction applies:

                  N/A

2)       Aggregate number of securities to which transaction applies:

                  N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                  N/A

4)       Proposed maximum aggregate value of transaction:

                  N/A


(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing.

                  1)  Amount Previously Paid:

                           N/A

                  2)  Form, Schedule or Registration Statement No.:

                           N/A

                  3)  Filing Party:

                           N/A

                  4)  Date Filed:

                           N/A

                          COMPUTER MARKETPLACE, INC.
                             1490 Railroad Street
                           Corona, California 91720

                   ----------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 4, 1997

                   ----------------------------------------

To the Stockholders of Computer Marketplace, Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Computer Marketplace, Inc., a Delaware corporation (the "Company"), will be held on April 4, 1997, at the Company's offices located at 1490 Railroad Street, Corona, California 91720 at 9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the purposes stated below:

         1.  To elect five (5) directors to the Board of the Company for a one
             (1) year term;

         2. To ratify the appointment of Moore Stephens, P.C. as the Company's independent certified public accountants;

         3. To effect a reverse stock split of the Company's issued Common Stock, par value $.0001 per share ("Common Stock"), on the basis of one (1) new share of Common Stock for each six (6) shares of Common Stock outstanding (the "Reverse Stock Split"); and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         All Stockholders are cordially invited to attend the Annual Meeting. Only those Stockholders of record at the close of business on February 10, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS


February __, 1997                       Nancy Kiley, Secretary


WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005.

                          COMPUTER MARKETPLACE, INC.
                             1490 Railroad Street
                           Corona, California 91720

                                PROXY STATEMENT

                                 INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Computer Marketplace, Inc., a Delaware corporation (the "Company"), for use at the annual meeting of the Company's Stockholders to be held at the Company's offices located at 1490 Railroad Street, Corona, California 91720 on April 4, 1997 at 9:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting").

         The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect five (5) directors to the Board of Directors of the Company for a one (1) year term, (ii) to ratify the appointment of Moore Stephens, P.C. as the Company's independent certified public accountants, (iii) to effect a reverse stock split of the Company's issued Common Stock, par value $.0001 per share ("Common Stock"), on the basis of one (1) new share of Common Stock for each six (6) shares of Common Stock outstanding, (the "Reverse Stock Split"), and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof. The Company's Board of Directors has taken affirmative action with respect to each of the foregoing proposals and recommends that the Stockholders vote in favor of each of the proposals. Only holders of record of Common Stock, of the Company at the close of business on February 10, 1997 (the "Record Date") will be entitled to vote at the Annual Meeting.

         The principal executive offices of the Company are located at 1490 Railroad Street, Corona, California, 91720 and its telephone number is (909) 735-2102. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to Stockholders is , 1997. The Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, including audited financial statements, and Quarterly Reports on Form 10-QSB for the quarters ended September 30, 1996 and December 31, 1996 are being sent to stockholders together with this Proxy Statement.

                              VOTING REQUIREMENTS

         As of February 10, 1997 (the "Record Date"), there were outstanding 8,114,542 shares of Common Stock. Only holders of shares of Common Stock on the Record Date will be entitled to vote at the Annual Meeting, The holders of Common Stock are entitled to one vote on all matters presented at the meeting for each share held of record. As of the Record Date, the Company had approximately [60] holders of record and beneficial owners.

         The presence in person or by proxy of holders of record of a majority of the shares outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned until a quorum is obtained. The nominees to be selected as a Director named in Proposal 1 must receive a plurality of the eligible votes cast at the Annual Meeting with respect to such Proposal. The ratification of the Company's auditors contained in Proposal 2 must receive the affirmative vote of a majority of the eligible votes cast at the Annual Meeting on such matter. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock of the Company is necessary to approve and consent to the Reverse Stock Split. Accordingly, an abstention or broker non-votes with respect to Proposals 1 and 2 will have no effect on the outcome of the voting on these proposals and will have the effect as a negative vote on Proposal 3. Brokers who hold shares in street name may vote on behalf of beneficial owners with respect to Proposals
1, 2 and 3. The Board of Directors recommends voting FOR Proposals 1, 2 and 3. Unless otherwise instructed, proxies solicited by the Board of Directors will be voted FOR Proposals.

         In order to vote in favor of or against any of the proposals at the Annual Meeting, stockholders may attend the Annual Meeting or deliver executed proxies to the Secretary of the Company at 1490 Railroad Street, Corona, CA 91720 on or before the date of the Annual Meeting. Stockholders attending the meeting may abstain from voting by marking the appropriate boxes designated as Abstain on the Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating a quorum. It is not anticipated that any other matters will be brought before the Annual Meeting.

         The expense of preparing, printing and mailing this Proxy Statement, exhibits and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of capital stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges.

         Proxies given by Stockholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, Stockholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the Stockholder or his attorney authorized in writing or, if the Stockholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the Annual Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

         ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

         None of the matters to be acted on at the Annual Meeting give rise to any statutory right of a Stockholder to dissent and obtain the appraisal of or payment for such Stockholder's shares.

                                 PROPOSAL ONE

TO ELECT FIVE DIRECTORS TO SERVE FOR ONE YEAR AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED

         Under the certificate of incorporation of the Company ("Certificate of Incorporation"), the Board of Directors of the Company is required to be comprised of a minimum of one to a maximum of ten directors, with all directors elected by the stockholders each year at the annual stockholders meeting. The Company's board presently consists of five (5) directors whose terms expire at the Annual Meeting. Officers are elected annually by and serve at the discretion of the Board of Directors.

         The Board has nominated five (5) candidates to serve as directors all of whom are currently directors, except for Rick Garian who is currently the Chief Operating Officer of the Company. The names and biographical summaries of the five (5) persons who have been nominated by the Board of Directors to stand for election at the Annual Meeting have been provided below for your information. The Board of Directors has proposed that these persons be elected at the Annual Meeting to serve until the next annual meeting of stockholders. The Proxies will be voted for the election of the five (5) nominees listed below as directors of the Company unless otherwise specified on the form provided. The vote of a majority of the capital stock, present and constituting a quorum at the Annual Meeting, will be necessary to elect the directors listed below. If, for any reason, any of the nominees shall be unable or unwilling to serve, the Proxies will be voted for a substitute nominee who will be designated by the Board of Directors at the Annual Meeting. Stockholders may abstain from voting by marking the appropriate boxes on the enclosed Proxy. Abstentions shall be counted separately and shall be used for purposes of calculating quorum.

Biographical Summaries of Nominees for the Board of Directors

L. Wayne Kiley has been the President and Chief Executive Officer of the Company since March 2, 1984, and a director since June 19, 1983. From 1978 to 1983, he was a self-employed independent real estate developer in Tucson, Arizona. From 1970 to 1978, he was the owner of the Business Exchange in Santa Ana, California. He graduated in 1969 from Michigan State

University with a Bachelor of Arts degree in Political Science.


Nancy Kiley has served as Secretary and director of the Company since March 2, 1984, and is the wife of L. Wayne Kiley, the Company's President and Chief Executive Officer.

J. R. Achten  has  been a director of the Company since May 1993.   Mr. Achten
has been President and Chief Executive Officer of Millennium Enterprises, Inc., located in Laguna Niguel, California, since 1987. Millennium Enterprises, Inc. is in the business of real estate sales and development, as well as computer sales. Mr. Achten attended Long Beach State College and graduated with a Bachelor of Arts degree in Economics.

Thomas E. Evans, Jr. has been a director since February 1994. Mr. Evans, since July 1995, has been the President, Orange County Division, of Fidelity National Title Insurance Company. Since 1993, he served as Vice President, and prior to that, held various senior management positions with that same company since 1980. Mr. Evans is a member of the American Land Title Association and is President of California Land Title Association. Mr. Evans served from 1984 to 1992 as a director of Fidelity National Financial, Inc., which is listed on the New York Stock Exchange.

Rick C. Garian has served as Chief Operating Officer of the Company since January, 1997. Prior to becoming Chief Operating Officer, Mr. Garian served as an executive consultant to the Company, as part of his own management consulting practice, which was established in 1991. He graduated from Michigan State University with a Business Administration degree.

Nancy Kiley and L. Wayne Kiley are married. Except for such relationship, there are no family relationships among any of the directors or executive officers of the Company.

         The Board of Directors through a majority vote recommends a vote FOR the election of Ms. Kiley and Messrs. Kiley, Achten, Evans and Garian. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the above listed nominees.

Directors and Executive Officers

         The following persons are the current executive officers, directors and key employees of the Company:

Name                        Age          Position
----                        ---          --------
L. Wayne Kiley              53           President, Chief Executive Officer and
                                         Director

Rick C. Garian              50           Chief Operating Officer

Carmella Hume               32           Controller


A. Evan Windholz            32           Vice President-Sales-Eastern Region

Thomas Iwanski              39           Vice President, Chief Financial
                                         Officer, Assistant Secretary and
                                         Director(1)

Nancy Kiley                 38           Secretary and Director

J. R. Achten                53           Director

Thomas E. Evans, Jr.        56           Director

--------------------
(1) Mr. Iwanski's employment with the Company terminated in January 1997.

Background of Executive Officers and Directors

         For biographical information on Ms. Kiley and Messrs. Kiley, Garian, Achten and Evans, see "Biographical Summaries of Nominees for the Board of Directors", above.

         Carmella Hume has served as Controller of the Company since January 1997 and previously served as a Senior Accountant from July 1995 to January 1997. From 1993 to 1995, Ms. Hume served as a Controller of Triple M. Apparel, a clothing manufacturer, and from 1991 to 1993 she was the Controller of LeaJoy Corporation, an artificial plant manufacturer. Ms. Hume received her Bachelor of Science Degree in Business Administration from Chapman University.

         A. Evan Windholz has served as Vice President Sales-Eastern Region since July 1995, and previously served as Vice-President Sales and Operations since December 1993. From March of 1992 through December 1993 Mr. Windholz was employed by the Company as General Manager. From 1985 to 1991, Mr. Windholz was Sales Manager, Wholesale Operations Manager, and Human Resource Manager for Scher Tire, Inc., an independent Goodyear Automotive Center. Mr. Windholz received formal education through the Business Department of California State University Long Beach and various management training schools through the Goodyear Tire & Rubber Co.

         Thomas Iwanski has been a director of the Company since July 1994 and was Vice President and Chief Financial Officer of the Company from July 1994 to January 1997, Mr. Iwanski was also Assistant Secretary from April 1995 to January 1997. From 1991 to 1994, Mr. Iwanski was employed at Wahlco Environmental Systems, Inc., a NYSE-listed international company, where he was Corporate Controller. From 1981 to 1991, Mr. Iwanski was employed in the public accounting firm of KPMG Peat Marwick, where he served most recently as a senior manager in the audit department. Mr. Iwanski is a Certified Public Accountant. Mr. Iwanski received his Bachelor of Business Administration degree from the University of Wisconsin-

Madison.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Officers are elected annually by the Board of Directors and, subject to existing employment agreements, serve at the discretion of the Board.

Outside directors shall receive $10,000 per year as compensation for their services. Directors who are also officers of the Company do not receive any compensation for serving on the Board of Directors. All directors are reimbursed by the Company for any expenses incurred in attending directors' meetings.

There are no family relationships among any of such persons, except that L. Wayne Kiley, the Company's President and Chief Executive Officer, is married to Nancy Kiley, the Company's Secretary.

Meetings and Committees of the Board of Directors

         The Board of Directors met 3 times during the fiscal year ended June 30, 1996. No incumbent Director attended fewer than 75% of the total number of Board of Directors meetings and meetings of Committees of which such Director was a member.

         The Board of Directors established a Compensation Committee in February 1994 and an Audit Committee in August 1994. The Compensation Committee's responsibility is to review proposals by management regarding executive officers' salaries as well as general remuneration policies of the Company. The Audit Committee's responsibility is to make recommendations to the Board of Directors regarding the engagement of independent auditors, the results and scope of its audit and the fees incurred by the Company in connection therewith. The current members of the Compensation Committee and the Audit Committee are Messrs, Achten, and Evans.

Compliance with Section 16(a) of the Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the year ended June 30, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were satisfied.

Executive Compensation

         The following table shows all the cash compensation paid or to be paid by the Company to the Chief Executive Officer, three of the Company's executive officers and a former officer who received in excess of $100,000 in annual salary and bonus, for the fiscal years ended June 30, 1996, 1995, and 1994:

                                                                        Long-Term
                                           Annual                      Compensation
                                         Compensation                     Awards
(a)                              (b)         (c)           (d)             (g)                (I)
                                                                        Number of           All Other
Name and Principal Position      Year       Salary        Bonus          Options           Compensation
---------------------------      ----       ------        -----         ---------          ------------
L. Wayne Kiley, President        1996     $ 303,814       $   -         1,175,000 (5)         $ 1,313
Chief Executive Officer and      1995     $ 302,500       $   -         1,000,000             $ 3,702
Director                         1994     $ 275,000       $ 1,077           -                 $ 4,966

David L. Roekle,                 1996     $ 223,717       $   -           250,000 (5)         $ -
Senior Vice President            1995     $ 218,400       $   -             -
Chief Operating Officer and      1994     $  84,618       $   -           100,000             $   921
Director (1)

Thomas Iwanski                   1996     $  97,885       $   -           180,000 (5)         $ -
Vice-President                   1995     $  87,561       $   -                               $ -
Chief Financial Officer
Assistant Secretary and
Director (2)


Richard S. Pisapia               1996     $  80,808       $19,423         125,000             $  3,461
Senior Vice President
Sales(3)

Joanne Mitchell                  1995     $  18,386       $   -             -                 $ -
Account Executive (4)            1994     $ 305,214       $   468           -                 $  4,285

(1)  Mr. Roekle's employment with the Company terminated in August 1996.
(2)  Mr. Iwanski's employment with the Company terminated in January 1997.
(3)  Mr. Pisapia's employment with the Company terminated in December 1996.
(4)  Ms. Mitchell's employment with the Company terminated in June 1994.
     Her 1995 salary includes amounts paid in July 1994 related to prior sales.
(5) The number of stock options awarded includes 1,000,000, 100,000 and 30,000 for L. Wayne Kiley, David L. Roekle and Thomas Iwanski, respectively, which were replacements for an equal number of stock options previously issued to these individuals.

           The 1995 and 1994 salaries for David L. Roekle do not include $8,000 and $128,307, respectively, of consulting fees paid to Mr. Roekle's wholly owned company, Solid Rock Computer Group, Inc. See "Certain Relationships and Related Transactions".

        The Company adopted a profit sharing plan in January 1991. The plan provided for voluntary employee contributions and discretionary contributions by the Company. The plan was intended to qualify as a defined contribution plan under the Internal Revenue Code of 1986. The amounts earned under the plan by the named individuals in the Executive Compensation table are reflected under the column headed "All Other Compensation". Due to the differences between the plan year and the Company's fiscal year, the 1994 amount represents fifty percent (50%) of the 1993 plan year contribution for L. Wayne Kiley and David L. Roekle.

           In January 1995, the Company adopted a new combined 401(k) and profit sharing plan (the "Plan") which replaced the prior plans. The new Plan covers substantially all of the Company's eligible employees. The new Plan is available to all employees with more than one (1) year of service or, to employees employed by the Company on February 1, 1995. Company contributions to the profit sharing component of the Plan will be at the discretion of management. Company contributions to the 401(K) component of the Plan will be based on a percentage of employee contributions as determined by management. The charge to operations related to the Plan for the years ended June 30, 1996 and 1995, was $18,421 and $23,398, respectively.

          In February 1995, the stockholders approved the Company's 1994 Stock Plan which allows for the issuance of stock options, restricted stock, deferred stock, bonus shares performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The maximum number of shares of Common Stock with respect to which awards may be granted is initially 1,000,000 shares.

         The Board of Directors may, in the future, adopt such other employee benefit and executive compensation programs as it deems advisable and consistent with the best interest of the stockholders and the financial condition of the Company.

         In May 1994, the Board of Directors of the Company approved the issuance of up to 1,800,000 options to certain employees and consultants of the Company (the "Options"). The Options vested immediately upon the grant thereof and are exercisable at $2.40 per share (or 80% of the fair market value on the date of grant) at any time prior to May 10, 1997. The Company granted 800,000 of the available Options during fiscal year 1994. The remaining 1,000,000 Options were granted in July 1994 to L. Wayne Kiley, the President and Chief Executive Officer of the Company. In June 1996, the Board of Directors of the Company approved the issuance of new non-qualified stock options to those employees and consultants who currently held the Options. These replacement options required the cancellation of the prior options, vested immediately and were exercisable at $1.00 per share at any time prior to June 11, 2000. A total of 1,683,000 options were issued at $1.00 per share. In December 1996, the Company's Compensation Committee approved the issuance to certain employees, officers and directors options to purchase an aggregate of 6,000,000 shares of Common Stock (the "December Options"). In exchange for the issuance of these options, certain option holders surrendered for cancellation an aggregate of 1,455,000 options issued in June 1996 for 4,335,000 of the December Options. These options vest immediately and are exercisable over a four
(4) year period at $.167 per share. In the event that the proposed Reverse Stock Split is approved by the shareholders of the Company, the 6,000,000 options issued in December 1996 will become exercisable for 1,000,000 shares of Common Stock at $1.00. See "Proposal No. 3".

         On January 3, 1996, the Company's Board of Directors approved the issuance of 948,500 non-qualified stock options to substantially all employees of the Company, its subsidiaries, and the non-employee directors, to purchase shares of the Company's common stock at an exercise price equal to 100% of the market value of the Company's common stock on the date of grant. The stock options require future employment or services to the Company and vest one third each on January 3, 1997, January 3, 1998, and January 3, 1999, respectively. The stock options must be exercised by January 3, 2006. On January 3, 1996, 942,500 stock options were granted at an exercise price of $.28125 per share of which 416,000 are currently outstanding.

         On June 11, 1996, the Company's Board of Directors approved the issuance of 65,000 non-qualified stock options to seven employees of the Company. These stock options require future employment with the Company and vest one third each on June 11, 1997, June 11, 1998 and June 11, 1999, respectfully. The stock options must be exercised by June 11, 2006. On June 11, 1996, 65,000 stock options were granted at an exercise price of $.5625 per share.

         As of December 1996, the Company's subsidiary, Medical Marketplace, Inc., issued to certain employees of, and a consultant to, Medical Marketplace options to purchase an aggregate of 1,000,000 shares of Medical Marketplace common stock at an exercise price of $.80 per share. Such options vest over a two (2) year period commencing in December 1997; provided however, that in the event of an initial public offering of Medical Marketplace such options vest immediately.

The following table contains information concerning the grant of stock options to executive officers of the Company during the fiscal year ended June 30, 1996:

                                                                                                     Potential Realizable
                                              % of Total                                             Value at Assumed
                            Number of         Options                                                Annual Rates of Stock
                            Options           Granted in         Exercise       Expiration           Price For Option Appreciation

  Name                      Granted           Fiscal Year      Price ($/sh)        Date              Term
L. Wayne Kiley,
President                  175,000 (5)           44%           $.28125          1/03/06              $30,953               $ 78,442
Chief Executive            1,000,000(6)                        $1.00            6/10/00              $215,506              $464,100
Officer and
Director

David L. Roekle            150,000 (5)            9%           $.28125          1/03/06              $26,531               $67,236
Senior Vice                100,0001 (6)                        $1.00            6/10/00              $21,550               $46,410
President (1)

Thomas Iwanski             150,000 (5)            7%           $.28125          1/03/06              $26,531               $67,236
Vice-President             30,000 (6)                          $1.00            6/10/00              $6,465                $13,923
Chief Fin Officer
Asst. Sec. and
Dir. (2)

Richard S. Pisapia        125,000 (5)             5%           $.28125          1/03/06              $19,818               $52,382
Senior Vice                      -                                   -                -                    -                     -
President Sales(3)



A. Evan                    50,000 (5)             3%           $.2815           1/03/06              $8,843                $22,412
Windholz                   40,000 (6)                          $1.00            6/10/00              $8,620                $18,564
Vice-Pres Sales
Eastern Region

Michael                    10,000 (5)             1%           $.28125          1/03/06              $1,768                $4,482
MacQueen                   15,000 (6)                          $1.00            6/10/00              $3,232                $6,961
Controller(4)

(1)  Mr. Roekle's employment with the Company terminated in August 1996.
(2)  Mr. Iwanski's employment with the Company terminated in January 1997.
(3)  Mr. Pisapia's employment with the Company termianted in December 1996.
(4) Mr. MacQueen's employment with the Company termianted in January 1997, although Mr. MacQueen continues to serve as a consultant to the Company.
(5)  Stock options granted in January 1996.
(6)  Stock options granted in June 1996.

              The following table contains information concerning the aggregated option exercises during the last fiscal year and option positions at June 30, 1996, by executive officers of the Company:

                Aggregated Option Exercises in Last Fiscal Year
                           and FY-End Option Values


(a)                                  (b)                        (c)                           (d)                       (e)

                                                                                         Number of                 Value of
                                                                                         Securities               Unexercised
                                                                                         Underlying              In-the-Money
                                                                                     Unexercised Options          Options at
                                 Number of                                               at FY-End,                 FY-End,
                               Shares Acquired          Dollar Value                     Exercisable/                 All
     Name                       on Exercise               Realized                      Unexercisable             Unexercisable
     ----                      ---------------          ------------                 -------------------         --------------
L. Wayne Kiley                       -                       -                                1,000,000/
                                                                                                175,000              $54,688

David L. Roekle                      -                       -                                  100,000/
                                                                                                150,000              $46,875


Richard S. Pisapia                   -                                                                0/
                                                                                                125,000              $39,063

Thomas Iwanski                       -                       -                                   30,000/
                                                                                                150,000              $46,875

A. Evan Windholz                     -                       -                                   40,000/
                                                                                                 50,000              $15,625

Michael MacQueen                     -                       -                                   15,000/
                                                                                                 10,000              $ 3,125

                                      11

Employment Agreements

      On October 16, 1992, the Company entered into an employment agreement for a five (5) year term (the "Employment Term") with an additional one (1) year renewal term with L. Wayne Kiley, President and Chief Executive Officer of the Company. Pursuant to such employment agreement, Mr. Kiley will receive an annual salary of $275,000 per annum with an annual ten percent (10%) increase, effective on the agreement anniversary date, so long as the Company is profitable for the preceding fiscal year. The employment agreement also provides for the use by Mr. Kiley of a Company car, disability insurance and for bonuses and other incentive compensation as the Board of Directors deems appropriate, based upon the Company's operating performance or other reasonable criteria. In addition, Mr. Kiley will have the option (the "Original Option") to purchase up to eighteen percent (18%) of the Company's common stock, so long as the Company achieves certain earnings before the payment of interest and taxes ("EBIT"), such targets to commence with EBIT of $1,250,000 during any of the Company's fiscal years occurring during the Employment Term. The purchase price for the shares of common stock purchased pursuant to the Original Option was equal to $1.60 per share, which was eighty percent (80%) of the per share price offered to the public in connection with the Company's initial public offering.

      In October 1996, the Company has amended its employment agreement with L. Wayne Kiley, the Company's Chairman of the Board, President and Chief Executive Officer. Pursuant to such amendment, (i) the employment agreement's expiration date of October 16, 1997 was extended to October 16, 1999, (ii) in exchange for termination of the Original Option Mr. Kiley was granted the right to purchase a number of shares of Common Stock for a period of four (4) years, at a price equal to seventy five percent (75%) of the closing bid price of the Company's shares of Common Stock on the date of grant equal to 2.5%, 3% and 3.5% of the shares outstanding, should the Company report annual earnings before the payment of interest and taxes of $635,000, $875,000 and $1,000,000, respectively, (iii) Mr. Kiley will be paid a cash bonus equal to 5% of any profit realized by the Company from the sale of assets outside the ordinary course of business, and
(iv) an insurance policy covering the life of Mr. Kiley whereby Mr. Kiley's estate will be paid $2,000,000 in exchange for the redemption of the shares of the Company's capital stock beneficially owned by Mr. Kiley. The Agreement contains other customary terms and conditions including termination for cause, non-competition on confidentiality provisions.

      Nancy Kiley entered into a five (5) year employment agreement with the Company as Secretary, effective October 1992. This agreement provides for a base salary of $18,000 for fiscal year 1992 with increases of $2,000 per year thereafter. The employment agreement also provides annual cost of living increases, the use of a Company car, bonuses and other incentive compensation as the Board of Directors deems appropriate, based upon the Company's operating performance or other reasonable criteria.

                            PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information, as of the Record Date, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five percent (5%) of the outstanding shares of the Company's common stock; (ii) each of the Company's executive officers and directors; and (iii) the directors and executive officers of the Company as a group:

       Name and Address                                    Amount and Nature of                        Approximate Percent
       of Beneficial Owner(1)                              Beneficial Ownership                              of Class
       --------------------------                          --------------------                             ------------
       L. Wayne Kiley(2)                                        5,678,433(3)                                    48.5%

       Nancy Kiley(2)                                           2,056,766(4)                                    25.3%

       Kiley Children's Trust(5)                                  500,000                                        6.2%

       J. R. Achten                                               681,667(6)                                     8.3%

       A. Evan Windholz                                           196,667(7)                                     2.4%

       Thomas E. Evans, Jr.                                        61,667(8)                                      .8%

       Rick Garian                                                450,000(9)                                     5.2%

       Thomas Iwanski                                             194,500(10)                                    2.3%

       Carmella Hume                                               60,333(11)                                    0.7%

       Victoria Holdings, Inc.                                  6,000,000(12)                                   42.5%
       c/o Biltmore Securities, Inc.
       6700 North Andrews Avenue
       Ft. Lauderdale, FL  333094

       Directors and Executive                                  6,703,265                                         52.5%
       Officers as a Group
       (7 persons) (3)(4)(6)(7)(8)(9)(10)

       (1) Unless otherwise indicted, the address of the beneficial owner is: c/o Computer Marketplace(Registered), Inc., 1490 Railroad Street, Corona, California, 91720.

       (2) L. Wayne Kiley and Nancy Kiley are the joint owners of 1,495,100 shares of the common stock. The children of L. Wayne Kiley and Nancy Kiley are the beneficiaries of the Kiley Children's Trust, which trust holds 500,000 shares of common stock. In addition L. Wayne Kiley and Nancy Kiley formed and are directors of a charitable organization called Operation Frontline which holds 60,000 shares of common stock. The Kiley's disclaim beneficial ownership with respect to the shares of common stock held by the Kiley Children's Trust and Operation Frontline.

       (3) Includes (a) 500,000 shares of Common Stock held by the Kiley Children's Trust, (b) 60,000 shares of Common Stock held by Operation Frontline, (c) options issued in January 1996 exercisable for 175,000 shares of Common Stock at $.28125 per share, one-third of which vested on January 3, 1997 and (d) options issue as of December 1996 exercisable for 3,565,000 shares of Common Stock at $.167 per share. See "Executive Compensation."

       (4) Includes (a) 500,000 shares of Common Stock held by the Kiley Children's Trust, (b) 60,000 shares of Common Stock held by Operation Frontline, and (c) options issued in January 1996 exercisable for 5,000 shares of Common Stock at $.28125 per share, one-third of which vested on January 3, 1997.

       (5) The Kiley Children's Trust was formed by L. Wayne Kiley and Nancy Kiley for the benefit of their children.

       (6) Includes (a) 500,000 shares of common stock held by the Kiley Children's Trust of which Mr. Achten is the sole trustee, (b) 60,000 shares of common stock held by Operation Frontline of which Mr. Achten is a director, (c) options issued in January 1996 exercisable for 5,000 shares of Common Stock at $.28125 one-third of which vested on January 3, 1997, and (d) options issued as of December 1996 exercisable for 120,000 shares of Common Stock at $.167 per share. Mr. Achten disclaims beneficial ownership with respect to the shares of common stock held by the Kiley Children's Trust and Operation Frontline.

       (7) Includes (a) options issued in January 1996 exercisable for 50,000 shares of Common Stock at $.28125 per share, one-third of which vested on January 3, 1997 and (b) options issued as of December 1996 exercisable for 180,000 shares of Common Stock at $.167 per share.

       (8) Includes (a) options issued in January 1996 exercisable for 5,000 shares of Common Stock at $.28125 per share, one-third of which vested on January 3, 1997, and (b) options issued as of December 1996 exercisable for 60,000 shares of Common Stock at $.167 per share.

       (9) Includes options issued as of December 1996 exercisable for 450,000 shares of Common Stock at $.167 per share.

       (10) Includes (a) options issued in June 1996 exercisable for 30,000 shares of Common Stock at $1.00 per share and (b) options issued in January 1996 exercisable for 150,000 shares of Common Stock at

            $.28125 per share.

       (11) Includes (a) options issued in January 1996 exercisable for 1,000 shares of Common Stock at $.28125 per share, one-third of which vested on January 3,1997, and (b) options issued as of December 1996 exercisable for 60,000 shares of Common Stock at $.167 per share.

       (12) Includes options issued as of December 1996 exercisable for 6,000,000 shares of Common Stock at $.167 per share pursuant to a Consulting Agreement with the Company. See "Certain Transactions."

                             CERTAIN TRANSACTIONS

       On April 16, 1987, the Board of Directors of the Company approved the issuance of shares of the Company's common stock to L. Wayne Kiley and Nancy Kiley as the purchase price for their one-half (1/2) interest in the premises located at 205 East Fifth Street, Corona, California, along with the assumption of certain debt owing on such premises.

       The Company leased, on a month-to-month basis, 3,000 square feet of warehouse space located at 8509 Bedford Motorway, Corona, California, from L. Wayne Kiley, the Company's President and founder, for $1,000 per month. The Company terminated this arrangement shortly after the Company's closing on the Corona headquarters/warehouse facility. Total rent paid on this lease was $8,000 for fiscal year 1994.

        In January 1994, the Company entered into a one-year consulting agreement with Alan M. Novich, a director of the Company pursuant to which it paid Mr. Novich $10,000 per month. This agreement expired and was not renewed.

       In May 1994, the Board of Directors of the Company approved the issuance of up to 1,800,000 options to certain employees and consultants of the Company (the "Options"). The Options vest immediately upon the grant thereof and are exercisable at $2.40 per share (or 80% of the fair market value on the date of grant) at any time prior to May 10, 1997. The Company granted 800,000 of the available Options during fiscal year 1994. The remaining 1,000,000 Options were granted in July 1994 to L. Wayne Kiley, the President and Chief Executive Officer of the Company.

         In February 1995, the stockholders approved the Company's 1994 Stock Plan which allows for the issuance of stock options, restricted stock, deferred stock, bonus shares performance awards, dividend equivalent rights, limited stock appreciation rights and other stock-based awards, or any combination thereof. The maximum number of shares of Common Stock with respect to which awards may be granted is initially 1,000,000 shares. No awards or shares have been granted under this Plan.

       The Company has made consulting fee payments to David L. Roekle's wholly owned Company, Solid Rock Computer Group, Inc., in the amounts of $8,000 and $128,307 for fiscal years 1995 and 1994, respectively. On August 15, 1994, the consulting arrangement with Solid Rock Computer Group, Inc. was terminated.

        The Company leases office space for its branch office at Traverse City, Michigan, from the Company's President. The rent for this approximately 2,700 square foot location is $2,700 per month. The three-year lease, which contains an option for the Company or the landlord to cancel with six (6) months notice after each full year, expires on July 31, 1998.

        In January 1996, the Board of Directors of the Company approved the issuance of up to

948,500 options to certain employees and consultants of the Company (the "Options"). The Options vest over a three (3) year period of time and are exercisable at $0.28125 per share (the fair market value on the date of grant) at any time prior to January 3, 2006.

       In October 1996, the Company amended its employment agreement with L. Wayne Kiley, the Company's Chairman of the Board, President and Chief Executive Officer. Pursuant to such amendment, (i) the employment agreement's expiration date of October 16, 1997 was extended to October 16, 1999, (ii) Mr. Kiley was granted the right to purchase a number of shares of Common Stock for a period of four (4) years, at a price equal to seventy five percent (75%) of the closing bid price of the Company's shares of Common Stock on the date of grant equal to 2.5%, 3% and 3.5% of the shares outstanding, should the Company report annual earnings before the payment of interest and taxes of $635,000, $875,000 and $1,000,000, respectively, (iii) Mr. Kiley will be paid a cash bonus equal to 5% of any profit realized by the Company from the sale of assets outside the ordinary course of business, and (iv) an insurance policy covering the life of Mr. Kiley whereby Mr. Kiley's estate will be paid $2,000,000 in exchange for the redemption of the shares of the Company's capital stock beneficially owned by Mr. Kiley. The Agreement contains other customary terms and conditions including termination for cause, non-competition on confidentiality provisions.

       As of December 1996 the Company entered into a one year consulting agreement with Victoria Holdings, Inc., an affiliate of Biltmore Securities, Inc. ("Victoria Holdings" and "Biltmore," respectively). Pursuant to the Consulting Agreement, Victoria Holdings agreed to act as a consultant to the Company in connection with, among other things, corporate finance and evaluations of possible business partners and will seek to find business partners suitable for the Company. In addition, Victoria Holdings agreed to assist the Company in the structuring, negotiating and financing of such transactions. The consulting agreement provides for the issuance to Victoria Holdings of options (the "Victoria Holdings Options") exercisable to purchase 6,000,000 shares of Common Stock at an exercise price of $.167 per share and for the additional issuance to Victoria Holdings of 1,000,000 shares (the "Victoria Fee Shares") of Common Stock upon consummation by the Company of (i) an acquisition of a company (or companies) introduced to the Company by Victoria Holdings with net assets of at least $2,500,000 or (ii) a divestiture of the

Company's assets, or a sale of a controlling interest in the Company's capital stock, to a purchaser introduced to the Company by Victoria Holdings resulting in net proceeds to the Company in excess of $2,000,000.

       In December 1996, the Company issued to certain employees, officers and directors options to purchase an aggregate of 6,000,000 shares of the Company's Common Stock during a four (4) year period commencing on January 1, 1997 at an exercise price of $.167 per share (the "Management Options"). In exchange for the issuance of certain of the Management Options, certain option holders surrendered for cancellation an aggregate of 1,445,000 options previously issued in June 1996 for 4,335,000 of the Management Options.

       In December 1996, the Company's subsidiary, Medical Marketplace, Inc., issued to certain employees of, and a consultant to, Medical Marketplace options to purchase an aggregate of 1,000,000 shares of Medical Marketplace common stock at an exercise price of $.80 per share. Such options vest over a two (2) year period commencing in December 1997; provided however, that in the event of an initial public offering of Medical Marketplace such options vest immediately.

       On December 31, 1996 the Company concluded a private placement of 500,000 Units (the "December 1996 Private Placement") which were placed by Biltmore Securities, Inc., a broker-dealer and a member of the National Associates of Securities Dealers, on a firm commitment basis. Each Unit was offered at a price of $2.00 per Unit, and consisted of one (1) share of Common Stock of Medical Marketplace, Inc., and eighteen (18) Class D Redeemable Common Stock Purchase Warrants (the "Class D Warrants"). The Class D Warrants are exercisable for one (1) share of the Company's Common Stock commencing March 31, 1997 at an exercise price of $.417 per share for a one (1) year period. The Company intends to use the proceeds of the offering to expand the business of Medical Marketplace, repay advances made by the Company to Medical Marketplace, and for working capital purposes. Prior to the December 1996 Private Placement, Medical Marketplace issued options to certain key employees to purchase an aggregate of 1,000,000 shares of Medical Marketplace Common Stock at $.80 per share.

       The Company, its officers, directors and employees and holders of 5% or more of the outstanding shares of Common Stock have agreed not to sell, pledge, transfer or hypothecate any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company for a period eighteen (18) months from December 16, 1996 without Biltmore's prior consent.

       The Company's Common Stock is traded on The Nasdaq SmallCap Market ("Nasdaq"). Under the rules of Nasdaq in order to qualify for continued quotation of securities on Nasdaq, the Company, among other things, must have either (i) $2,000,000 in assets, $1,000,000 in stockholder equity and a minimum bid price of $1.00 per share (the " Minimum Bid Requirement") or alternatively
(ii) $2,000,000 in total capital and surplus, and $1,000,000 in market value of public float (the "Capital/Market Value Requirement"). On February 12, 1997, the Company's Common Stock had a closing price of $.156. On January 21, 1997, the Staff of Nasdaq advised the Company that the Company failed to satisfy the

Capital/Market Value Requirement and the Minimum Bid Requirement with respect to its shares of Common Stock. The Company was then provided 90 days to comply with either of such requirements in order to continue the listing of its Common Stock on Nasdaq. Failure to do so would result in delisting the Company's shares of Common Stock. The Company's Board of Directors approved a 1-for-6 reverse stock split with respect to its shares of Common Stock, subject to shareholder approval (the "Reverse Stock Split").

                                 PROPOSAL TWO

       TO RATIFY THE SELECTION OF THE FIRM OF MOORE STEPHENS, P.C. AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY

       The Board of Directors upon recommendation of the members of the Audit Committee, concluded that the continued engagement of Moore Stephens, P.C. as the Company's independent public accountants for the fiscal year ending June, 1997 was in the best interests of the Company. The Board of Directors recommends that Stockholders ratify its choice of Moore Stephens, P.C.

       The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Moore Stephens, P.C. as independent public accountants for the Company. Unless marked to the contrary, proxies received from Stockholders will be voted in favor of the proposed amendment.

                                PROPOSAL THREE

                              REVERSE STOCK SPLIT

         General. The stockholders of the Company are being asked to approve a one-for-six reverse stock split of the Common Stock of the Company which may be considered a modification or exchange of securities invoking the requirements of
Item 12 of Rule 14a-101 of the Securities Exchange Act of 1934. In compliance therewith, the Company has attached hereto its Annual Report on Form 10-KSB (as amended) for the fiscal year ended June 30, 1996 which is incorporated by reference herein.

       The Board of Directors believes that it would be in the best interests of both the Company and its stockholders to effect the reverse stock split of one share of newly issued share of Common Stock ("New Common Stock") for each six
(6) shares of the Company's presently issued and outstanding Common Stock. This amendment has been adopted by the Board of Directors subject to approval of the Company's stockholders. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board of Directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, not to proceed with the Reverse Stock Split, if, at any time prior to filing the amendment with the Secretary of State of the State of Delaware, the Board of Directors, in its sole discretion, determines that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders.

       The Company is authorized to issue 50,000,000 shares of Common Stock, $.0001 par value, of which 8,114,542 shares were issued and outstanding at the close of business on the Record Date. As proposed and if effected, the Reverse Stock Split would reduce the number of issued and outstanding shares to approximately 1,352,500. The proposed Reverse Stock Split would not affect any stockholder's proportionate equity interest in the

Company. Neither the par value of the Common Stock nor any rights presently accruing to holders of Common Stock would be affected by this transaction.

       To effect the one-for-six reverse stock split of the Common Stock of the Company, shareholder approval is sought to amend Article Fourth of the Company's Certificate of Incorporation relating to the authorized capital stock with the following:

       "FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is fifty-one million (51,000,000) shares, fifty million (50,000,000) of which shall be shares of common stock, $.0001 par value per share, and one million (1,000,000) of which shall be shares of preferred stock, $.0001 par value per share.

       Each six (6) shares of the corporation's common stock, $.0001 par value per share, issued and outstanding as of the close of business on the date of this Certificate of Amendment is filed shall be converted into one (1) share of the corporation's common stock, $.0001 par value per share, so that each share of the corporation's common stock issued and outstanding is hereby converted and reclassified. No fractional interests resulting from such conversion shall be issued, but in lieu thereof, stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by six (6) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one (1) additional share of common stock for any fractional share they may be entitled to."

       Reasons for the Proposed Stock Split. The Company's Common Stock is traded on The Nasdaq SmallCap Market ("Nasdaq"). Under the rules of Nasdaq in order to qualify for continued quotation of securities on Nasdaq, the Company, among other things, must have either (i) $2,000,000 in assets, $1,000,000 in stockholder equity and a minimum bid price of $1.00 per share (the " Minimum Bid Requirement") or alternatively (ii) $2,000,000 in total capital and surplus, and $1,000,000 in market value of public float (the "Capital/Market Value Requirement"). On February 12, 1997, the Company's Common Stock had a closing bid price of $.156.

       The Board of Directors believes that a relatively low stock price may affect not only the liquidity of the Company's Common Stock, but also its ability to raise additional capital through the sale of equity securities. Thus, the Company believes that the expected increase in trading price is expected to be attractive to the financial community, the investing public, and to users of the Company's products.

       The Board of Directors is hopeful that a decrease in the number of shares of Common Stock outstanding, as a consequence of the proposed Reverse Stock Split, and the anticipated corresponding increase price per share will stimulate interest in the Company's Common Stock and possibly promote greater liquidity for the Company's Common stockholders with respect to those shares presently held by them. However, the possibility does exist that such liquidity could be adversely affected by the reduced number of shares which would be outstanding if the proposed Reverse Stock Split is effected.

       If, in the future, the Company is unable to satisfy either the Minimum Bid Requirement or the Capital/Market Requirement or any other requirements of Nasdaq, trading, if any, in the Company's securities would be conducted in the over-the-counter market in what are commonly referred to as the "pink sheets", or the NASD Electronic Bulletin Board. As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotation as to the price of, the securities of the Company. In addition, if the securities are removed from Nasdaq, they could be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities.

       Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed Reverse Stock Split is not intended to be an anti-takeover device. The amendment is being sought solely to enhance the image of the Company, its corporate flexibility, and to price the Common Stock in the price range that would meet the Minimum Bid Requirement and be more acceptable to the brokerage community, and to investors generally.

       Exchange of Stock Certificates. If the Reverse Stock Split is approved by the Company's stockholders, the Company will instruct its transfer agent to act as its exchange agent (the "Exchange Agent") and to act for holders of Common Stock in implementing the exchange of their certificates.

       Commencing on the effective date of the Reverse Stock Split (the "Effective Date"), stockholders will be notified and requested to surrender their certificates representing shares of Common Stock to the Exchange Agent in exchange for certificates representing New Common Stock. One share of New Common Stock will be issued in exchange for each six (6) presently issued and outstanding shares of Common Stock. Beginning on the Effective Date, each certificate representing shares of the Company's Common Stock will be deemed for all corporate purposes to evidence ownership of shares of New Common Stock.

       Liquidation of Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Stockholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible by six (6) will be entitled, upon surrender to the Exchange Agent of certificates representing such shares, to receive one (1) additional share of Common Stock for any fractional share they may be entitled to. Stockholders may now hold "odd lots" as a result of the Reverse Stock Split and as such may be subject to increased transaction costs on the sale of their Common Stock.

       Stockholders are encouraged to surrender their certificates to the Exchange Agent for certificates evidencing whole shares of the Common Stock due them for fractional interests.


       Federal Income Tax Consequences. The Reverse Stock Split should not result in the recognition of gain or loss (except in the case of additional shares received for fractional shares as described below). The holding period of the shares of New Common Stock will include the stockholders' respective holding periods for the shares of Common Stock exchanged therefore, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of New Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefore, reduced by the basis applicable to the receipt of additional shares in lieu of fractional shares described below.

       A stockholder who receives additional shares in lieu of fractional shares will be treated as if the Company would issue additional shares to him. Such stockholder should generally recognize gain or loss, as the case may be, measured by the difference between the number of additional shares received and the basis of his old Common Stock applicable to such fractional shares had they actually been issued. Such gain or loss shall be a capital gain or loss (if such stockholder's Common Stock was held as a capital asset), any such capital gain or loss shall generally be long-term capital gain or loss to the extent such stockholder's holding for his Common Stock exceeds twelve months.

       No Dissenter's Rights. Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Reverse Stock Split.

       Other Proposed Action

       The Board of Directors does not intend to bring any other matters before the meeting, nor does the Board of Directors know of any matters which other persons intend to bring before the meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the Annual Meeting, the persons named in the accompanying form of Proxy will vote thereon in accordance with the recommendation of the Board of Directors.

       Stockholders should note that the Company's By-Laws provide that no proposals or nominations of Directors by Stockholders shall be presented for vote at an Annual Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or the Company's Secretary no later than the close of business on the fifth day following the day on which notice of the meeting is first given to Stockholders.

       STOCKHOLDER PROPOSALS AND SUBMISSIONS

       If any Stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by the Company's Board of Directors with respect to the 1997 Annual Meeting of Stockholders, that proposal must be presented to the Company's secretary prior to August 1, 1997.

       WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE

A STOCKHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                                          COMPUTER MARKETPLACE, INC.

    February      , 1997                  By:
                                              ----------------------------------
                                              Nancy Kiley, Secretary

                         Computer Marketplace(Registered), Inc.

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       PLEASE CLEARLY INDICATE A RESPONSE BY CHECKING EITHER THE PROXY (THE "PROXY") [FOR] OR [AGAINST] BOX NEXT TO EACH OF THE THREE (3) PROPOSALS

         The undersigned hereby appoint(s) Mr. L. Wayne Kiley with the power of substitution and resubstitution to vote any and all shares of capital stock of Computer Marketplace, Inc.(Registered) (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on April 4, 1997, at 9:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

       1.         ELECTION OF DIRECTORS

                           VOTE

       / /        FOR ALL nominees list below EXCEPT as marked to the
                           contrary below

       / /        WITHHOLD AUTHORITY to vote for ALL nominees listed
                           below (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.)

       / /        ABSTAIN

       L. Wayne Kiley, Nancy Kiley, J.R. Achten, Thomas Evans and Rick Garian

        2.        RATIFY APPOINTMENT

       / /        FOR Moore Stephens, P.C.

       / /        WITHHOLD AUTHORITY

       / /        ABSTAIN

       3.         APPROVE REVERSE STOCK SPLIT

       / /        FOR Reverse Stock Split

       / /        WITHHOLD AUTHORITY


       / /        ABSTAIN

                  THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR ELECTION OF THE FIVE (5) NOMINEES NAMED IN ITEM 1, MOORE STEPHENS, P.C. AS AUDITOR IN ITEM 2, AND IN FAVOR OF THE REVERSE STOCK SPLIT AS DESCRIBED IN ITEM 3.

                  In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

                  Please mark, sign date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPUTER MARKETPLACE(Registered), INC.

                                      Dated: ______________

                                      ________________________________
                                      Signature

                                      _________________________________
                                      Signature if jointly owned:

                                      __________________________________
                                      Print name:

                                      Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

            PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY
                           IN THE ENCLOSED ENVELOPE